Exhibit 99.4

Dear Depositor:

We are pleased to announce that the Board of Directors of Rhinebeck Bank and the Board of Trustees of Rhinebeck Bancorp, MHC unanimously approved a plan of reorganization and minority stock issuance, whereby Rhinebeck Bancorp, Inc., the proposed holding company for Rhinebeck Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares of Rhinebeck Bancorp Inc. will be held by our mutual holding company, Rhinebeck Bancorp, MHC. The additional capital raised in the offering will give us the financial strength to support our future growth and expansion, and enhance our ability to compete more effectively with other financial institutions operating in our market area. Upon completion of the reorganization, let me assure you that:

• existing deposit accounts and loans will remain exactly the same; and

• deposit accounts will continue to be federally insured up to the maximum legal limits.

To further our commitment to our local community, as part of the reorganization and offering, we intend to establish and fund, with shares of common stock and cash, a charitable foundation, Rhinebeck Bank Community Foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the communities that we so proudly serve.

The Proxy Card

Under banking regulations, the plan of reorganization and minority stock issuance and the establishment and funding of the Rhinebeck Bank Community Foundation requires the approval of the depositors of Rhinebeck Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed proxy statement, please cast your vote by mail, telephone or Internet as instructed on the enclosed proxy card. Voting will not obligate you to purchase shares of common stock in the offering.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” approval of the charitable foundation.

The Stock Order Form

As a qualifying depositor, you have nontransferable rights to subscribe for shares of Rhinebeck Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Rhinebeck Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, _____ __, 2018. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael J. Quinn

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Dear Voting Depositor:

We are pleased to announce that the Board of Directors of Rhinebeck Bank and the Board of Trustees of Rhinebeck Bancorp, MHC unanimously approved a plan of reorganization and minority stock issuance, whereby Rhinebeck Bancorp, Inc., the proposed holding company for Rhinebeck Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares of Rhinebeck Bancorp, Inc. will be held by our mutual holding company, Rhinebeck Bancorp, MHC. The additional capital raised in the offering will give us the financial strength to support our future growth and expansion, and enhance our ability to compete more effectively with other financial institutions operating in our market area. Upon completion of the reorganization, let me assure you that:

• existing deposit accounts and loans will remain exactly the same; and

• deposit accounts will continue to be federally insured up to the maximum legal limits.

To further our commitment to our local community, as part of the reorganization and offering, we intend to establish and fund, with shares of common stock and cash, a charitable foundation, Rhinebeck Bank Community Foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the communities that we so proudly serve.

The Proxy Card

Under banking regulations, the plan of reorganization and minority stock issuance and the establishment and funding of the Rhinebeck Bank Community Foundation requires the approval of the depositors of Rhinebeck Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed material, please cast your vote by mail, telephone or Internet as instructed on the enclosed proxy card.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” approval of the charitable foundation.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

We regret that we are unable to offer you the opportunity to subscribe for shares of common stock of Rhinebeck Bancorp, Inc. in the subscription offering because our records indicate that you do not qualify as an “Eligible Account Holder” or “Supplemental Eligible Account Holder” under the plan of reorganization and minority stock issuance. If shares remain available after the subscription offering and we offer shares in a community offering, you may be able to purchase shares in the community offering. Please call the Stock Information Center if you would like more information.

Sincerely,

Michael J. Quinn

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Dear Depositor:

We are pleased to announce that the Board of Directors of Rhinebeck Bank and the Board of Trustees of Rhinebeck Bancorp, MHC unanimously approved a plan of reorganization and minority stock issuance, whereby Rhinebeck Bancorp, Inc., the proposed holding company for Rhinebeck Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares of Rhinebeck Bancorp, Inc. will be held by our mutual holding company, Rhinebeck Bancorp, MHC. The additional capital raised in the offering will give us the financial strength to support our future growth and expansion, and enhance our ability to compete more effectively with other financial institutions operating in our market area. Upon completion of the reorganization, let me assure you that:

• existing deposit accounts and loans will remain exactly the same; and

• deposit accounts will continue to be federally insured up to the maximum legal limits.

To further our commitment to our local community, as part of the reorganization and offering, we intend to establish and fund, with shares of common stock and cash, a charitable foundation, Rhinebeck Bank Community Foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the communities that we so proudly serve.

The Proxy Card

Under banking regulations, the plan of reorganization and minority stock issuance and the establishment and funding of the Rhinebeck Bank Community Foundation requires the approval of the depositors of Rhinebeck Bank. As a voting depositor, your vote is extremely important to complete the reorganization. After reading the enclosed material, please cast your vote by mail, telephone or Internet as instructed on the enclosed proxy card.

On behalf of the Board, I ask that you help us meet our goal by casting your vote

“FOR” approval of the plan and “FOR” approval of the charitable foundation.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of Rhinebeck Bancorp, Inc. and (2) as an agent of Rhinebeck Bancorp, Inc. to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael J. Quinn

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Dear Friend of Rhinebeck Bank:

We are pleased to announce that the Board of Directors of Rhinebeck Bank and the Board of Trustees of Rhinebeck Bancorp, MHC unanimously approved a plan of reorganization and minority stock issuance, whereby Rhinebeck Bancorp, Inc., the proposed holding company for Rhinebeck Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares of Rhinebeck Bancorp, Inc. will be held by our mutual holding company, Rhinebeck Bancorp, MHC. The additional capital raised in the offering will give us the financial strength to support our future growth and expansion, and enhance our ability to compete more effectively with other financial institutions operating in our market area.

To further our commitment to our local community, as part of the reorganization and offering, we intend to establish and fund, with shares of common stock and cash, a charitable foundation, Rhinebeck Bank Community Foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the communities that we so proudly serve.

As a former depositor of Rhinebeck Bank, you have nontransferable rights to subscribe for shares of Rhinebeck Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by Rhinebeck Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, _____ __, 2018. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael J. Quinn

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Rhinebeck Bancorp, Inc.

Dear Potential Investor:

We are pleased to announce that Rhinebeck Bancorp, Inc., the proposed holding company for Rhinebeck Bank, is offering shares of its common stock for sale in a minority stock offering. The majority of the shares of Rhinebeck Bancorp, Inc. will be held by our mutual holding company, Rhinebeck Bancorp, MHC. The additional capital raised in the offering will give us the financial strength to support our future growth and expansion, and enhance our ability to compete more effectively with other financial institutions operating in our market area.

This information packet includes the following:

Prospectus

This document provides detailed information about the operations of Rhinebeck Bank, Rhinebeck Bancorp, Inc. and Rhinebeck Bancorp, MHC and the stock offering by Rhinebeck Bancorp, Inc. Please read it carefully before making an investment decision.

Stock Order Form

If you wish to subscribe for shares, please complete the enclosed stock order form. Your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Rhinebeck Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, _____ __, 2018.

Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sincerely,

Michael J. Quinn

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of Rhinebeck Bank and its proposed holding company, Rhinebeck Bancorp, Inc., we have enclosed material regarding the minority offering of common stock by Rhinebeck Bancorp, Inc. Following completion of the offering, the majority of the shares will continue to be held by Rhinebeck Bancorp, Inc.’s mutual holding company, Rhinebeck Bancorp, MHC. The enclosed materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of the Rhinebeck Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call the Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative. If you decide to subscribe for shares, your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by Rhinebeck Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on ____day, _____ __, 2018.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Rhinebeck Bancorp, Inc.

Questions & Answers About the Stock Offering

In accordance with the plan of reorganization and minority stock issuance unanimously approved by the Board of Directors of the Rhinebeck Bank and the Board of Trustees of Rhinebeck Bancorp, MHC, Rhinebeck Bancorp, Inc. is offering shares of its common stock for sale in a minority stock offering. The majority of the shares of Rhinebeck Bancorp, Inc. will be held by our mutual holding company, Rhinebeck Bancorp, MHC. The additional capital raised in the offering will give us the financial strength to support our future growth and expansion and enhance our ability to compete more effectively with other financial institutions operating in our market area.

We are offering the shares of common stock in a subscription offering, first to qualifying depositors of Rhinebeck Bank and Rhinebeck Bank’s tax-qualified employee benefit plans. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by Rhinebeck Bank.

This brochure provides some summary information about the offering and how to purchase shares, and is qualified in its entirety by the prospectus delivered with it. Investing in common stock involves certain risks. For a discussion of these risks and other factors that may affect your investment decision, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Who can purchase stock in the subscription offering?
A.	Only qualifying depositors of Rhinebeck Bank and Rhinebeck Bank’s employee stock benefit plan may purchase shares of stock in the subscription offering. The common stock is being offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders: Depositors with aggregate balances of $100 or more at the close of business on December 31, 2016.

2)	Rhinebeck Bank’s tax-qualified employee benefit plans.

3)	Supplemental Eligible Account Holders: Depositors (other than directors, trustees and officers of Rhinebeck Bancorp, MHC or Rhinebeck Bank) with aggregate balances of $100 or more at the close of business on September 30, 2018 and who are not otherwise eligible in category (1) above.

Q.	I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares?
A.	Subject to the priority rights of qualifying depositors and the Bank’s employee stock ownership plan in the subscription offering, common stock may be offered to the general public in a community offering. Natural persons (including trusts of natural persons) residing in the New York counties of Columbia, Dutchess, Orange and Ulster will be given preference in the community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering.

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Q.	Am I guaranteed to receive shares if I place an order?
A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers according to the preferences and priorities set forth in the plan of reorganization and minority stock issuance and described in the prospectus. If the offering is oversubscribed in the subscription offering, no orders received in any community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?
A.	Rhinebeck Bancorp, Inc. is offering a maximum of 4,415,179 shares of common stock at a price of $10.00 per share. Under certain circumstances, Rhinebeck Bancorp, Inc. may increase the maximum number of shares to up to 5,077,456 shares.

Q.	How much stock can I purchase?
A.	The minimum purchase is 25 shares ($250). As more fully described in the plan of reorganization and minority stock issuance and in the prospectus, the maximum purchase by any person in the subscription or community offering is 15,000 shares ($150,000). In addition, no person, together with their associates, or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) of common stock in the offering.

Q.	How do I order stock?
A.	If you decide to subscribe for shares, you must return your properly completed and signed original stock order form, along with full payment for the shares, to Rhinebeck Bancorp, Inc. by the deadline noted on the stock order form. Please call the Stock Information Center if you need assistance completing the stock order form. Stock order forms may be returned by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the Stock Information Center address indicated on the stock order form. We will not accept stock order forms at our other offices.

Q.	When is the deadline to subscribe for stock?
A.	A properly completed original stock order form, together with the required full payment, must be physically received by Rhinebeck Bancorp, Inc. (not postmarked) no later than 5:00 p.m., Eastern Time, on ___day, _____ __, 2018.

Q.	How can I pay for my shares of stock?
A.	You can pay for the shares of common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Rhinebeck Bank. Checks and money orders must be made payable to Rhinebeck Bancorp, Inc. Withdrawals from a certificate of deposit at Rhinebeck Bank to buy shares of common stock may be made without penalty.

Q.	Can I use my Rhinebeck Bank home equity line of credit to pay for shares of common stock?
A.	No. Rhinebeck Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Rhinebeck Bank home equity or other line of credit.

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Q.	Can I subscribe for shares using funds in my IRA at Rhinebeck Bank?
A.	No. Federal regulations do not permit the purchase of common stock in your existing IRA or other qualified retirement plan at Rhinebeck Bank. To use these funds to subscribe for common stock, you need to transfer the funds to a “self-directed” IRA or other trust account at another unaffiliated financial institution that permits investment in equity securities within such account. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration?
A.	No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in the subscription offering in my name alone if I have a joint account?
A.	Yes, subject to the overall purchase limitations in the offering. Unless we determine otherwise, spouses, persons having the same address or persons exercising subscription rights through joint accounts or qualifying accounts registered to the same address will be presumed to be associates of, or acting in concert with, each other.

Q.	I have custodial accounts at Rhinebeck Bank with my minor children. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.	I have a business or trust account at Rhinebeck Bank. May I use these accounts to purchase stock in the subscription offering?
A.	Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee of the trust to purchase stock in his or her own name.

Q.	Will payments for common stock earn interest until the stock offering closes?
A.	Yes. Any payment made by check or money order will earn interest at 0.10% per annum from the date the order is processed to the completion or termination of the stock offering. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

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Q.	Will dividends be paid on the stock?
A.	Following completion of the stock offering, our Board will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. We currently do not intend to pay cash dividends on our on our common stock.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the stock offering, shares of our common stock are expected to trade on the Nasdaq Capital Market under the symbol “RBKB.”

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Q.	If I purchase shares of common stock during the offering, when will I receive my stock?
A.	Physical stock certificates will not be issued. Our transfer agent _______ will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as practicable after the completion of the offering. Trading is expected to commence the day following closing of the stock offering. Although the shares of Rhinebeck Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.	What is direct registration and DRS?
A.	Direct registration is the ownership of stock registered in your own name on the books of Rhinebeck Bancorp, Inc. without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (referred to as “book entry”) on the books of Rhinebeck Bancorp, Inc. The DRS (Direct Registration System) is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Q.	What if I have additional questions?
A.	The prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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IMPORTANT REMINDER WE NEED YOUR HELP As a follow-up to our recent mailing regarding our plan of reorganization and minority stock issuance and the establishment and funding of the charitable foundation, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS. You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards. If you have already voted, please accept our thanks. Voting “FOR” will not affect your deposit accounts or loans. Deposit accounts will continue to be federally insured. Voting does not obligate you to purchase stock in the offering. Thank you for choosing Rhinebeck Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at x-xxx-xxx-xxxx. Michael J. Quinn President and Chief Executive Officer

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SECOND REQUEST WE NEED YOUR HELP As a follow-up to our recent mailing regarding our plan of reorganization and minority stock issuance and the establishment and funding of the charitable foundation, OUR RECORDS SHOW THAT YOU HAVE NOT YET VOTED ALL OF YOUR PROXY CARDS. You may have received more than one proxy card depending on the ownership structure of your accounts. Please support us by voting all proxy cards. If you have already voted, please accept our thanks. Voting “FOR” will not affect your deposit accounts or loans. Deposit accounts will continue to be federally insured. Voting does not obligate you to purchase stock in the offering. Thank you for choosing Rhinebeck Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at x-xxx-xxx-xxxx. Michael J. Quinn President and Chief Executive Officer

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TIME IS RUNNING OUT AND WE STILL NEED YOUR HELP! By now, you have received several proxy mailings regarding our vote. Our records show that you have not voted all of your proxy cards received. You may have received more than one proxy card depending on the ownership structure of your accounts. We ask for your support by voting the enclosed proxy card today. Thank you for choosing Rhinebeck Bank. We appreciate your vote and your continued support of the Bank. If you have any questions, please call our Stock Information Center at x-xxx-xxx-xxxx. Michael J. Quinn President and Chief Executive Officer

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RHINEBECK BANK / RHINEBECK BANCORP, MHC REVOCABLE PROXY CONTROL NUMBER Please vote by marking one of the boxes as shown. 1. Approval of the plan of reorganization and minority stock Issuance of Rhinebeck Bank and Rhinebeck Bancorp, MHC. FOR AGAINST 2. Approval of the establishment and funding of the Rhinebeck Bank Community Foundation. FOR AGAINST The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Depositors, the proxy statement for the Special Meeting of Depositors, and Rhinebeck Bancorp, Inc.’s prospectus. ____________________________________________________________ Signature Date NOTE: Only one signature is required in the case of a joint deposit account. IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE. NONE ARE DUPLICATES. DETACH HERE WHAT Am I Voting For? We are counting on you to cast your vote “FOR” the approval the plan of reorganization and minority stock issuance and “FOR” the approval of the establishment and funding of the Rhinebeck Bank Community Foundation. WHY Vote? Because your vote makes a difference. As a valued customer, your vote is important to us. Both proposals require the approval of our voting depositors. Your vote “FOR” will help us support our future growth, while preserving our mutual form of ownership, and continue to make a difference to our customers and community. We value your relationship and continued support of Rhinebeck Bank and are asking you to help us meet our goal by voting today. HOW Do I Vote? 1 of 3 ways. Please have your control number(s) ready when voting by telephone or Internet. PROXY VOTING INSTRUCTIONS By Mail RETURN ENVELOPE By Telephone CALL 1-xxx-xxxx-xxxx By Internet www.XXXx.com/xxxxx YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL THANK YOU For Your Vote. If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts. Please support us and vote all proxy cards received.

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RHINEBECK BANK / RHINEBECK BANCORP, MHC REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RHINEBECK BANK AND THE BOARD OF TRUSTEES OF RHINEBECK BANCOP, MHC SPECIAL MEETING OF DEPOSITORS TO BE HELD ON ___________, 2018 The undersigned hereby appoints the full Board of Directors of Rhinebeck Bank and Trustees of Rhinebeck Bancorp, MHC, with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Depositors (the “Special Meeting”) to be held at _________, _________________, New York, at ___:___ __.m., local time, on _________, 2018, and at any and all adjournments thereof, as follows, in accordance with the instructions on the reverse side hereof: 1. The approval of a Plan of Reorganization and Minority Stock Issuance, pursuant to which Rhinebeck Bank and its parent mutual holding company Rhinebeck Bancorp, MHC will reorganize into the “two-tier” mutual holding company structure. As part of the reorganization, a new Maryland corporation named Rhinebeck Bancorp, Inc. will become the holding company for Rhinebeck Bank and will offer shares of its common stock for sale in a public stock offering. 2. The approval of the establishment and funding of a charitable foundation, to be named “Rhinebeck Bank Community Foundation,” in connection with the reorganization that will be dedicated to supporting charitable organizations operating in Rhinebeck Bank’s local communities. Such other business as may properly come before the Special Meeting, or at any adjournment thereof. Note: The Board of Directors is not aware of any such other business. Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Special Meeting, or at any adjournments, and notifies the Secretary of Rhinebeck Bank at the Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect. THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS AND BOARD OF TRUSTEES IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS AND BOARD OF TRUSTEES KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THE BOARD OF DIRECTORS AND BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF REORGANIZATION AND “FOR” THE APPROVAL OF THE CHARITABLE FOUNDATION. (Continued on reverse side) DETACH HERE WHY Reorganize? The reorganization and minority stock offering will provide us with access to additional capital, which will give us the financial strength to better serve our existing customers and support our future growth and expansion. The mutual holding company structure, in which the majority of the shares of our new bank holding company, Rhinebeck Bancorp, Inc. will be held by our current mutual holding company, Rhinebeck Bancorp, MHC, will preserve the Bank’s mutual form of ownership and its ability to remain an independent community bank. WHY Establish a Foundation? The establishment and funding of the Rhinebeck Bank Community Foundation, with cash and shares of our common stock, is intended to enhance the Bank’s existing community development activities in a manner that will allow the Bank’s local communities to share in the growth and profitability of the Bank over the long term. The reorganization and offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community through the charitable foundation. Giving back to our local communities is an important part of our corporate mission and the charitable foundation will further our goal of actively supporting the communities that we so proudly serve. We appreciate your vote and your continued support of Rhinebeck Bank. Please support us and vote all proxy cards received.

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If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts. Please vote all proxy cards that you received. None are duplicates. Please Support Us & Vote Your Proxy Card Today

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Rhinebeck Bancorp, Inc.

_______ __, 2018

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of shares of Rhinebeck Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Rhinebeck Bancorp, Inc. common stock, if any, that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of reorganization and minority stock issuance.

Once the offering has been completed, you will receive by mail from our transfer agent, __________, a statement indicating your ownership of Rhinebeck Bancorp, Inc. common stock.

Please retain this letter and refer to the batch and item number indicated below for any future inquiries you may have regarding this order.

If you have any questions, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Rhinebeck Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Rhinebeck Bancorp, Inc.

_______ __, 2019

Dear Stockholder:

Thank you for your interest in Rhinebeck Bancorp, Inc. Our offering has been completed and we are pleased to confirm your subscription request for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2019; this is your stock purchase date. Trading is expected to commence on the Nasdaq Capital Market under the symbol “RBKB” on ________ __, 2019.

A statement indicating the number of shares of Rhinebeck Bancorp, Inc. you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of Rhinebeck Bancorp, Inc. stock. All shares of Rhinebeck Bancorp, Inc. common stock will be in book entry form and paper stock certificates will not be issued.

Rhinebeck Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Rhinebeck Bancorp, Inc.

_______ __, 2019

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders or community friends]. If your subscription was paid for by check, bank draft or money order, a refund of the balance due to you with interest will be mailed promptly.

We appreciate your interest in Rhinebeck Bancorp, Inc. and hope you become an owner of our stock in the future. Our stock has commenced trading on the Nasdaq Capital Market under the symbol “RBKB.”

Rhinebeck Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Rhinebeck Bancorp, Inc.

_______ __, 2019

Welcome Stockholder:

Thank you for your interest in Rhinebeck Bancorp, Inc. (the “Company”). Our offering has been completed and we are pleased to enclose a statement from our transfer agent reflecting the number of shares of the Company’s common stock purchased by you in the offering at a price of $10.00 per share. The transaction closed on _______ __, 2019; this is your stock purchase date.

If your subscription was paid for by check, bank draft or money order, interest, and if your subscription was not filled in full, any refund due, will be mailed promptly.

The enclosed statement will be your evidence of ownership of shares of Company common stock. All stock sold in the offering has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued. Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

Company

Attn: ________

Street

City, State, Zipcode

Direct – xxx-xx-xxxx

Toll Free - xxx-xxx-xxxx

xxxx@xxxxxxxxxxxx.com

Trading is expected to commence on the Nasdaq Capital Market under the symbol “RBKB” on _______ __, 2019. Please contact a stockbroker if you choose to sell your stock or purchase any additional shares in the future.

On behalf of the Board of Directors, officers and employees of Rhinebeck Bancorp, Inc., I thank you for supporting our offering and welcome you as a stockholder.

Sincerely,

Michael J. Quinn

President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Rhinebeck Bancorp, Inc.

_______ __, 2018

Dear Interested Subscriber:

We regret to inform you that Rhinebeck Bancorp, Inc., the holding company for Rhinebeck Bank, did not accept your order for shares of Rhinebeck Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of reorganization and minority stock issuance, which gives Rhinebeck Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Rhinebeck Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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Sandler O’Neill + Partners, L.P.

_______ __, 2018

Dear Community Member:

We are enclosing material in connection with the stock offering by Rhinebeck Bancorp, Inc., the proposed holding company for Rhinebeck Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at 5:00 p.m., Eastern Time, on ____day, _____ __, 2018.

Members of the general public are eligible to participate. If you have any questions about the offering, please do not hesitate to call the Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Sandler O’Neill & Partners, L.P.

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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Rhinebeck Bank

Rhinebeck Bancorp, Inc.

Commences Stock Offering

Rhinebeck Bancorp, Inc., the proposed holding company for Rhinebeck Bank, is offering shares of its common stock for sale in a minority stock offering.

Shares of Rhinebeck Bancorp, Inc. common stock are being offered for sale at a price of $10.00 per share. As a member of the community served by Rhinebeck Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (__) ___-____, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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